Exhibit 99.1

JanOne Launches Strategic Alternatives Process for Legacy Businesses

LAS VEGAS, June 18, 2020 – JanOne Inc. (Nasdaq:JAN), a company focused on bringing treatments to market for conditions that cause severe pain and drugs with non-addictive pain relieving properties, today announced the commencement of a strategic alternative process for its legacy businesses in an effort to enhance shareholder value.  This review process will be conducted with the assistance of the company’s financial and legal advisors and will consider the full range of potential strategic alternatives with respect to its legacy businesses. This will include but is not limited to, acquisitions, business combinations, joint ventures, spinoffs, public and private capital raises, recapitalization, and sale transaction options.

Tony Isaac, Chief Executive Officer of JanOne, commented, “Having successfully made a strategic shift into the biopharma sector, we believe it is now the right time to review the company’s strategic alternatives for our legacy businesses. Most important is to assess how we can best create continued value for our stockholders. During this time, our team remains highly focused on continued advancement of our clinical candidate, TV1001SR, to treat Peripheral Artery Disease (PAD) and to find non-addictive alternatives to pain.”

There can be no assurances that the exploration of strategic alternatives will result in any transaction. The company does not intend to discuss or disclose developments with respect to the process until it is determined that further disclosure is appropriate or required by regulation or law. No formalized timetable has been established for the completion of the strategic review.

About JanOne

JanOne is a unique NASDAQ-listed company that is focused on bringing medications to market to treat diseases that cause severe pain in an effort to reduce the need for prescriptions opioids often used to treat disease associated pain. The company is also exploring solutions for non-addictive pain medications. The lead candidate is for treating peripheral artery disease (PAD), a condition that affects over 8.5 million Americans, with plans currently underway for phase 2b trials. JanOne is currently dedicated to funding resources toward innovation, technology, and education for PAD and neuropathic pain. The company continues to operate its legacy businesses, ARCA Recycling and GeoTraq, under their current brand names. ARCA Recycling provides turnkey recycling and replacement services for utilities and other sponsors of energy efficiency programs. GeoTraq engages in the development, design and, ultimately, the company expects, sale of Mobile IoT modules. Please visit www.janone.com for additional information.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the

Exhibit 99.1

Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Media contact:

Michael J. Stein, In-house Counsel and Corporate Secretary

michael@janone.com

(702) 997-5968